Exhibit 10.1

PARTIAL LOAN SETTLEMENT AGREEMENT

Dated as of April 8, 2026

This Partial Loan Settlement Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Elong Power Holding Limited, a Cayman Islands company (the “Company”), (ii) Xiaodan Liu, a director, the Chief Executive Officer and Chairwoman of the Board of the Company (the “Executive”), and (iii) Gracedan Co., Limited, a Cayman Islands company controlled by the Executive (the “Shareholder”). Each of the Company, the Executive and the Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, in 2025, Yang (Hong Kong) International Limited (formerly known as Elong Power (Hong Kong) International Limited) (“Jingyang HK”) borrowed RMB0.8 million ($117,076) from the Executive, bearing interest at 8% per annum and payable on demand. On December 31, 2025 Jingyang HK transferred its debt of RMB0.8 million ($117,076) owed to Ms. Xiaodan Liu and related interest payable to the Company under same terms (the “Loan”). The outstanding balance as of April 10, 2026 consists of $117,076 in principal and $9,230 in accrued and unpaid interest.

WHEREAS, the Parties now wish to settle $15,600 of the principal of the Loan (the “Settled Debt”) subject to the terms and conditions as set forth herein;

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation S under the Securities Act (or a successor rule) (“Regulation S”) promulgated by the United States Securities and Exchange Commission under the Securities Act; and

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Cancellation and Release of Settled Debt. Effective as of the Effective Date, the Parties acknowledge and agree that the Settled Debt is hereby cancelled in all respects and shall be of no further force or effect and, the principal amount of the Loan is reduced by $15,600.

2.	Issuance of Shares. Subject to the approval by the Board if Director and the Audit Committee of the Board of Director of the Company, the Company agrees to issue 10,000 Class B ordinary shares of the Company (the “Shares”), valued at $1.56 per share, the closing price of the Company’s Class A ordinary shares as of April 7, 2026, to the Shareholder or its assignee(s) or designee(s). The Shares, when issued pursuant to the terms hereof, will be duly authorized, fully paid, non-assessable. The Shares shall be endorsed with the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXCEPTIONS THEREFROM.”

3.	Status. At the time that each of the Executive and the Shareholder was offered the Shares, it was not, and as of the date hereof it is not, an “U.S. Person” within the meaning of Regulation S.

4.	Full Satisfaction. Upon issuance of the Shares to the Shareholder, any and all amounts owing by the Company to the Executive as of the date of such payment shall be deemed fully satisfied.

5.	No Action. The Parties covenant and agree not to commence or prosecute any action or proceeding against the other Party based on any claims released by the Parties pursuant hereto.

6.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

7.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

The Company:

Elong Power Holding Limited

By:	/s/ Wei Zou
Name:	Wei Zou
Title:	Chief Financial Officer

The Executive:

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu

The Shareholder:

Gracedan Co., Limited

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu
Title:	Director